Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	October 19, 2017		574-235-2000

1st Source Corporation Reports Consecutive Record Quarterly Earnings,
Cash Dividend Declared
QUARTERLY HIGHLIGHTS

•	Net income increased to $17.18 million, 20.46% over the third quarter of 2016 and diluted net income per common share increased to $0.66 from the prior year’s quarter of $0.55.

•	Return on average assets increased to 1.19% and return on average common shareholders’ equity of 9.61% from 1.05% and 8.47% in the third quarter of 2016.

•	Net charge-offs of $0.16 million and nonperforming assets to loans and leases of 0.64% were considerably lower compared to $4.63 million and 0.68% in the third quarter of 2016.

•	Average loans and leases grew $198.41 million or 4.74% from the third quarter of 2016.

•	Average deposits grew $175.01 million or 4.02% from the third quarter of 2016.

•	Net interest income increased $4.54 million or 10.62% from the third quarter of 2016.

•	Noninterest income increased $2.93 million or 12.91% from the third quarter of 2016 (increased 11.30% excluding leased equipment depreciation).

•	Noninterest expenses increased $3.32 million or 8.06% from the third quarter of 2016 (increased 6.52% excluding leased equipment depreciation).
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported a record high net income of $17.18 million for the third quarter of 2017, an increase of 20.46% compared to $14.26 million reported in the third quarter a year ago, bringing the 2017 year-to-date net income to $50.06 million compared to $42.56 million in 2016, an increase of 17.61%. The year-to-date net income comparison was positively impacted by gains on the sale of investment securities available-for-sale of $2.76 million. Also, gains on the sale of fixed assets and leased equipment of $0.86 million and solar tax equity investment gains of $0.32 million added additional income. These increases were partially offset by costs on repossessed aircraft of $0.74 million, the writedown of fixed assets of $0.60 million and a contribution to the 1st Source Foundation of $0.50 million.
Diluted net income per common share for the third quarter of 2017 was a record high at $0.66, versus $0.55 in the third quarter of 2016. Diluted net income per common share for the first nine months of 2017 was also a record at $1.92 compared to the $1.63 a year earlier.
At its October 2017 meeting, the Board of Directors approved a cash dividend increase to $0.20 per common share from $0.19. The cash dividend is payable to shareholders of record on November 6, 2017 and will be paid on November 15, 2017. This brings year-to-date dividends in 2017 to $0.76 per common share, an increase of 5.56% compared to $0.72 per common share at the same time last year.

According to Christopher J. Murphy III, Chairman, “1st Source Corporation had a strong third quarter. We continue to achieve record net income and see healthy growth in loans, leases, and deposits. Credit quality remains favorable with year-to-date net charge-offs of only $529,000 or 0.02% of average loans and leases. Average loans and leases were up a solid 4.74% for the quarter compared to the same period last year. Average deposits grew 4.02% from the third quarter of 2016. Net interest income has increased 10.62% from the third quarter 2016, along with noninterest income increasing 12.91%. Noninterest expenses increased 8.06% from the same quarter of 2016.”
“We believe Hurricanes Harvey and Irma will have little to no impact on our financial results. We are however, working proactively to help our banking and specialty finance clients that live and operate businesses in the affected areas of Texas, Florida, and St. Thomas in the U.S. Virgin Islands. In order to provide relief and aid in recovery, we have offered interest only or deferred payments on loans based on the customer's preference and level of damage.” Mr. Murphy concluded.
THIRD QUARTER 2017 FINANCIAL RESULTS
Loans
Average loans and leases of $4.39 billion increased $198.41 million, or 4.74% in the third quarter of 2017 from the year ago quarter and have increased $79.47 million or 1.84% from the second quarter. Year-to-date average loans and leases of $4.30 billion increased $193.87 million, or 4.73% from the first nine months of 2016.
Deposits
Average deposits of $4.53 billion grew $175.01 million, or 4.02% for the quarter ended September 30, 2017 from the year ago quarter and have increased $73.29 million, or 1.65% compared to the second quarter. Average deposits for the first nine months of 2017 were $4.43 billion, an increase of $158.96 million or 3.72% from the same period a year ago.
Net Interest Income and Net Interest Margin
Third quarter 2017 net interest income of $47.23 million increased $4.54 million, or 10.62% from the third quarter of 2016 and increased $1.37 million, or 2.98% from the second quarter.
For the first nine months of 2017, tax-equivalent net interest income was $138.18 million, an increase of $10.53 million, or 8.25% compared to the same period a year ago.
Third quarter 2017 net interest margin was 3.53%, an improvement of 18 basis points from the 3.35% for the same period in 2016 and was unchanged from the second quarter. Third quarter 2017 net interest margin on a fully tax-equivalent basis was 3.57%, an increase of 18 basis points from the 3.39% for the same period in 2016 and was unchanged from the second quarter.
Net interest margin for the first nine months of 2017 was 3.52%, an increase of 13 basis points from the 3.39% for the same period in 2016. Net interest margin on a fully tax-equivalent basis for the first nine months of 2017 was 3.56%, an increase of 13 basis points over 3.43% for the same period in 2016.

Noninterest Income
Noninterest income increased $2.93 million or 12.91% and $6.45 million or 9.68% in the three and nine month periods ended September 30, 2017, respectively over the same periods a year ago. The growth in noninterest income during the third quarter and year-to-date compared to the same period a year ago was mainly due to higher equipment rental income resulting from an increase in the average lease portfolio, increased trust and wealth advisory fees, customer swap fees, and gains on the sale of available-for-sale equity securities, which were offset by reduced partnership gains resulting from the liquidation of an investment during 2016 and lower mutual fund income.
Noninterest Expense
Noninterest expense increased $3.32 million or 8.06% and $4.80 million or 3.94% for the three and nine months ended September 30, 2017, respectively over the comparable periods a year ago. Excluding depreciation on leased equipment, noninterest expenses were up 6.52% and 2.24% for the third quarter and first nine months of 2017, respectively. The increase in noninterest expense from the same quarter a year ago was primarily due to higher depreciation on leased equipment, increased collection and repossession expenses, the writedown of a repossessed asset and higher consulting fees offset by reduced salaries and ATM losses that occurred during 2016.
The increase in noninterest expense for the first nine months of 2017 compared to the first nine months of 2016 was mainly due to higher depreciation on leased equipment, additional marketing promotions, increased consulting fees, and increased charitable contributions offset by reduced group insurance claims, lower FDIC insurance assessments and gains on the sale of leased equipment.
Noninterest expense increased from the second quarter of 2017 primarily as a result of higher group insurance costs, the writedown of a repossessed asset and lower gains on the sale of leased equipment, offset by a reduction in marketing expenses.
Credit
The reserve for loan and lease losses as of September 30, 2017 and June 30, 2017 was 2.10% of total loans and leases compared to 2.13% at September 30, 2016. Net charge-offs of $0.16 million were recorded for the third quarter of 2017 compared with net charge-offs of $4.63 million in the same quarter a year ago and $0.94 million of net charge-offs in the second quarter. Year-to-date net charge-offs of $0.53 million have been recorded in 2017, compared to net charge-offs of $4.31 million for the first nine months of 2016.
The ratio of nonperforming assets to loans and leases was 0.64% as of September 30, 2017, comparable to the 0.68% on September 30, 2016 and the 0.66% on June 30, 2017.
Capital
As of September 30, 2017, the common equity-to-assets ratio was 12.24%, compared to 12.29% at June 30, 2017 and 12.30% a year ago. The tangible common equity-to-tangible assets ratio was 10.95% at September 30, 2017 and 10.98% at June 30, 2017 compared to 10.93% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 12.52% at September 30, 2017 compared to 12.43% at June 30, 2017 and 12.35% a year ago.

ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 79 banking centers, 23 1st Source Bank Specialty Finance Group locations nationwide, eight Wealth Advisory Services locations and ten 1st Source Insurance offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
3rd QUARTER 2017 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
AVERAGE BALANCES
Assets	$5,706,072	$5,586,192	$5,425,530	$5,577,489	$5,326,670
Earning assets	5,300,838	5,205,508	5,066,375	5,194,745	4,972,604
Investments	858,572	836,915	821,068	844,994	806,976
Loans and leases	4,387,748	4,308,276	4,189,340	4,295,153	4,101,284
Deposits	4,528,267	4,454,975	4,353,253	4,428,242	4,269,284
Interest bearing liabilities	3,937,159	3,882,915	3,734,322	3,856,635	3,683,863
Common shareholders’ equity	709,276	697,229	670,006	696,812	659,603

INCOME STATEMENT DATA
Net interest income	$47,229	$45,861	$42,694	$136,817	$126,276
Net interest income - FTE(1)	47,670	46,319	43,144	138,177	127,647
Provision for loan and lease losses	1,620	2,738	2,067	5,358	5,091
Noninterest income	25,592	24,136	22,665	73,035	66,589
Noninterest expense	44,460	41,105	41,145	126,684	121,884
Net income	17,182	16,669	14,264	50,057	42,561

PER SHARE DATA
Basic net income per common share	$0.66	$0.64	$0.55	$1.92	$1.63
Diluted net income per common share	0.66	0.64	0.55	1.92	1.63
Common cash dividends declared	0.19	0.19	0.18	0.56	0.54
Book value per common share	27.39	26.96	25.91	27.39	25.91
Tangible book value per common share(1)	24.16	23.73	22.65	24.16	22.65
Market value - High	51.80	50.78	35.99	51.80	35.99
Market value - Low	44.59	43.58	31.50	42.15	27.01
Basic weighted average common shares outstanding	25,935,867	25,927,032	25,867,169	25,922,218	25,881,360
Diluted weighted average common shares outstanding	25,935,867	25,927,032	25,867,169	25,922,218	25,881,360

KEY RATIOS
Return on average assets	1.19%	1.20%	1.05%	1.20%	1.07%
Return on average common shareholders’ equity	9.61	9.59	8.47	9.60	8.62
Average common shareholders’ equity to average assets	12.43	12.48	12.35	12.49	12.38
End of period tangible common equity to tangible assets(1)	10.95	10.98	10.93	10.95	10.93
Risk-based capital - Common Equity Tier 1(2)	12.52	12.43	12.35	12.52	12.35
Risk-based capital - Tier 1(2)	13.65	13.58	13.56	13.65	13.56
Risk-based capital - Total(2)	14.94	14.88	14.87	14.94	14.87
Net interest margin	3.53	3.53	3.35	3.52	3.39
Net interest margin - FTE(1)	3.57	3.57	3.39	3.56	3.43
Efficiency ratio: expense to revenue	61.05	58.72	62.95	60.37	63.20
Efficiency ratio: expense to revenue - adjusted(1)	57.98	54.66	60.10	56.81	60.36
Net charge offs to average loans and leases	0.01	0.09	0.44	0.02	0.14
Loan and lease loss reserve to loans and leases	2.10	2.10	2.13	2.10	2.13
Nonperforming assets to loans and leases	0.64	0.66	0.68	0.64	0.68

	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
END OF PERIOD BALANCES
Assets	$5,806,735	$5,687,230	$5,501,526	$5,486,268	$5,447,911
Loans and leases	4,436,718	4,381,314	4,234,862	4,188,071	4,179,417
Deposits	4,573,712	4,482,036	4,336,976	4,333,760	4,377,038
Reserve for loan and lease losses	93,372	91,914	90,118	88,543	88,897
Goodwill and intangible assets	83,795	83,848	83,960	84,102	84,244
Common shareholders’ equity	710,497	699,202	685,934	672,650	670,259

ASSET QUALITY
Loans and leases past due 90 days or more	$208	$178	$344	$416	$611
Nonaccrual loans and leases	15,066	15,923	18,090	19,907	19,922
Other real estate	1,341	710	916	704	551
Repossessions	12,913	13,052	8,121	9,373	8,089
Equipment owned under operating leases	14	21	27	34	43
Total nonperforming assets	$29,542	$29,884	$27,498	$30,434	$29,216
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	September 30,	June 30,	December 31,	September 30,
	2017	2017	2016	2016
ASSETS
Cash and due from banks	$64,636	$63,473	$58,578	$65,724
Federal funds sold and interest bearing deposits with other banks	34,788	12,561	49,726	30,100
Investment securities available-for-sale	893,973	850,314	850,467	828,615
Other investments	25,953	24,238	22,458	22,458
Mortgages held for sale	11,000	16,204	15,849	19,986
Loans and leases, net of unearned discount:
Commercial and agricultural	893,174	876,404	812,264	786,167
Auto and light truck	505,126	512,021	411,764	400,809
Medium and heavy duty truck	287,975	290,687	294,790	271,478
Aircraft	816,120	787,516	802,414	836,977
Construction equipment	541,838	539,097	495,925	498,086
Commercial real estate	740,345	720,078	719,170	744,972
Residential real estate and home equity	524,071	526,592	521,931	512,597
Consumer	128,069	128,919	129,813	128,331
Total loans and leases	4,436,718	4,381,314	4,188,071	4,179,417
Reserve for loan and lease losses	(93,372)	(91,914)	(88,543)	(88,897)
Net loans and leases	4,343,346	4,289,400	4,099,528	4,090,520
Equipment owned under operating leases, net	145,975	144,509	118,793	117,883
Net premises and equipment	53,324	54,783	56,708	54,654
Goodwill and intangible assets	83,795	83,848	84,102	84,244
Accrued income and other assets	149,945	147,900	130,059	133,727
Total assets	$5,806,735	$5,687,230	$5,486,268	$5,447,911

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,019,106	$979,801	$991,256	$992,776
Interest-bearing deposits:
Interest-bearing demand	1,493,187	1,519,419	1,471,526	1,417,692
Savings	825,147	832,341	814,326	799,891
Time	1,236,272	1,150,475	1,056,652	1,166,679
Total interest-bearing deposits	3,554,606	3,502,235	3,342,504	3,384,262
Total deposits	4,573,712	4,482,036	4,333,760	4,377,038
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	148,001	148,109	162,913	167,029
Other short-term borrowings	168,764	158,474	129,030	48,978
Total short-term borrowings	316,765	306,583	291,943	216,007
Long-term debt and mandatorily redeemable securities	70,482	70,438	74,308	64,760
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	76,515	70,207	54,843	61,083
Total liabilities	5,096,238	4,988,028	4,813,618	4,777,652

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at September 30, 2017, June 30, 2017, December 31, 2016, and September 30, 2016, respectively	436,538	436,538	436,538	436,538
Retained earnings	327,149	314,889	290,824	280,335
Cost of common stock in treasury (2,269,544, 2,270,350, 2,329,909, and 2,338,581 shares at September 30, 2017, June 30, 2017, December 31, 2016, and September 30, 2016, respectively)	(54,643)	(54,662)	(56,056)	(56,262)
Accumulated other comprehensive income	1,453	2,437	1,344	9,648
Total shareholders’ equity	710,497	699,202	672,650	670,259
Total liabilities and shareholders’ equity	$5,806,735	$5,687,230	$5,486,268	$5,447,911

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Interest income:
Loans and leases	$50,429	$48,032	$44,965	$143,345	$131,592
Investment securities, taxable	3,048	3,370	2,384	9,932	8,504
Investment securities, tax-exempt	628	677	672	1,988	2,061
Other	325	319	279	935	879
Total interest income	54,430	52,398	48,300	156,200	143,036
Interest expense:
Deposits	5,186	4,511	3,879	13,431	11,440
Short-term borrowings	396	272	150	895	430
Subordinated notes	1,022	1,055	1,055	3,132	3,165
Long-term debt and mandatorily redeemable securities	597	699	522	1,925	1,725
Total interest expense	7,201	6,537	5,606	19,383	16,760
Net interest income	47,229	45,861	42,694	136,817	126,276
Provision for loan and lease losses	1,620	2,738	2,067	5,358	5,091
Net interest income after provision for loan and lease losses	45,609	43,123	40,627	131,459	121,185
Noninterest income:
Trust and wealth advisory	5,037	5,627	4,691	15,665	14,422
Service charges on deposit accounts	2,468	2,464	2,366	7,171	6,749
Debit card	2,983	2,986	2,745	8,719	8,160
Mortgage banking	1,486	1,304	1,334	3,737	3,495
Insurance commissions	1,429	1,310	1,350	4,506	4,146
Equipment rental	7,917	7,586	6,657	22,335	19,247
Gains on investment securities available-for-sale	1,007	465	989	2,757	790
Other	3,265	2,394	2,533	8,145	9,580
Total noninterest income	25,592	24,136	22,665	73,035	66,589
Noninterest expense:
Salaries and employee benefits	22,016	20,712	22,136	64,073	64,681
Net occupancy	2,806	2,368	2,435	7,768	7,243
Furniture and equipment	5,363	5,108	4,898	15,264	14,499
Depreciation - leased equipment	6,565	6,296	5,570	18,541	16,115
Professional fees	1,765	1,672	1,244	4,514	3,653
Supplies and communication	1,316	1,345	1,256	3,911	4,138
FDIC and other insurance	693	573	647	1,889	2,437
Business development and marketing	1,199	1,501	1,263	4,352	3,268
Loan and lease collection and repossession	1,093	329	324	2,058	1,136
Other	1,644	1,201	1,372	4,314	4,714
Total noninterest expense	44,460	41,105	41,145	126,684	121,884
Income before income taxes	26,741	26,154	22,147	77,810	65,890
Income tax expense	9,559	9,485	7,883	27,753	23,329
Net income	$17,182	$16,669	$14,264	$50,057	$42,561
Per common share:
Basic net income per common share	$0.66	$0.64	$0.55	$1.92	$1.63
Diluted net income per common share	$0.66	$0.64	$0.55	$1.92	$1.63
Cash dividends	$0.19	$0.19	$0.18	$0.56	$0.54
Basic weighted average common shares outstanding	25,935,867	25,927,032	25,867,169	25,922,218	25,881,360
Diluted weighted average common shares outstanding	25,935,867	25,927,032	25,867,169	25,922,218	25,881,360

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	September 30, 2017			June 30, 2017			September 30, 2016
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$733,471	$3,048	1.65%	$707,373	$3,370	1.91%	$690,867	$2,384	1.37%
Tax exempt(1)	125,101	917	2.91%	129,542	983	3.04%	130,201	973	2.97%
Mortgages held for sale	12,832	126	3.90%	11,325	115	4.07%	14,681	134	3.63%
Loans and leases, net of unearned discount(1)	4,387,748	50,455	4.56%	4,308,276	48,069	4.48%	4,189,340	44,980	4.27%
Other investments	41,686	325	3.09%	48,992	319	2.61%	41,286	279	2.69%
Total earning assets(1)	5,300,838	54,871	4.11%	5,205,508	52,856	4.07%	5,066,375	48,750	3.83%
Cash and due from banks	62,373			61,801			60,665
Reserve for loan and lease losses	(93,162)			(91,044)			(92,237)
Other assets	436,023			409,927			390,727
Total assets	$5,706,072			$5,586,192			$5,425,530

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	3,543,037	5,186	0.58%	3,503,444	4,511	0.52%	3,393,457	3,879	0.45%
Short-term borrowings	265,014	396	0.59%	236,716	272	0.46%	217,460	150	0.27%
Subordinated notes	58,764	1,022	6.90%	58,764	1,055	7.20%	58,764	1,055	7.14%
Long-term debt and mandatorily redeemable securities	70,344	597	3.37%	83,991	699	3.34%	64,641	522	3.21%
Total interest-bearing liabilities	3,937,159	7,201	0.73%	3,882,915	6,537	0.68%	3,734,322	5,606	0.60%
Noninterest-bearing deposits	985,230			951,531			959,796
Other liabilities	74,407			54,517			61,406
Shareholders’ equity	709,276			697,229			670,006
Total liabilities and shareholders’ equity	$5,706,072			$5,586,192			$5,425,530
Less: Fully tax-equivalent adjustments		(441)			(458)			(450)
Net interest income/margin (GAAP-derived)(1)		$47,229	3.53%		$45,861	3.53%		$42,694	3.35%
Fully tax-equivalent adjustments		441			458			450
Net interest income/margin - FTE(1)		$47,670	3.57%		$46,319	3.57%		$43,144	3.39%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Nine Months Ended
	September 30, 2017			September 30, 2016
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$716,457	$9,932	1.85%	$680,606	$8,504	1.67%
Tax exempt(1)	128,537	2,894	3.01%	126,370	2,998	3.17%
Mortgages held for sale	10,788	322	3.99%	11,650	339	3.89%
Loans and leases, net of unearned discount(1)	4,295,153	143,477	4.47%	4,101,284	131,687	4.29%
Other investments	43,810	935	2.85%	52,694	879	2.23%
Total earning assets(1)	5,194,745	157,560	4.06%	4,972,604	144,407	3.88%
Cash and due from banks	61,389			60,103
Reserve for loan and lease losses	(91,487)			(90,403)
Other assets	412,842			384,366
Total assets	$5,577,489			$5,326,670

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	3,464,773	13,431	0.52%	3,342,828	11,440	0.46%
Short-term borrowings	256,507	895	0.47%	217,920	430	0.26%
Subordinated notes	58,764	3,132	7.13%	58,764	3,165	7.19%
Long-term debt and mandatorily redeemable securities	76,591	1,925	3.36%	64,351	1,725	3.58%
Total interest-bearing liabilities	3,856,635	19,383	0.67%	3,683,863	16,760	0.61%
Noninterest-bearing deposits	963,469			926,456
Other liabilities	60,573			56,748
Shareholders’ equity	696,812			659,603
Total liabilities and shareholders’ equity	$5,577,489			$5,326,670
Less: Fully tax-equivalent adjustments		(1,360)			(1,371)
Net interest income/margin (GAAP-derived)(1)		$136,817	3.52%		$126,276	3.39%
Fully tax-equivalent adjustments		1,360			1,371
Net interest income/margin - FTE(1)		$138,177	3.56%		$127,647	3.43%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2017	2017	2016	2017	2016
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$54,430	$52,398	$48,300	$156,200	$143,036
	Fully tax-equivalent adjustments:
(B)	- Loans and leases	152	152	150	454	434
(C)	- Tax exempt investment securities	289	306	300	906	937
(D)	Interest income - FTE (A+B+C)	54,871	52,856	48,750	157,560	144,407
(E)	Interest expense (GAAP)	7,201	6,537	5,606	19,383	16,760
(F)	Net interest income (GAAP) (A-E)	47,229	45,861	42,694	136,817	126,276
(G)	Net interest income - FTE (D-E)	47,670	46,319	43,144	138,177	127,647
(H)	Annualization factor	3.967	4.011	3.978	1.337	1.336
(I)	Total earning assets	$5,300,838	$5,205,508	$5,066,375	$5,194,745	$4,972,604
	Net interest margin (GAAP-derived) (F*H)/I	3.53%	3.53%	3.35%	3.52%	3.39%
	Net interest margin - FTE (G*H)/I	3.57%	3.57%	3.39%	3.56%	3.43%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$47,229	$45,861	$42,694	$136,817	$126,276
(G)	Net interest income - FTE	47,670	46,319	43,144	138,177	127,647
(J)	Plus: noninterest income (GAAP)	25,592	24,136	22,665	73,035	66,589
(K)	Less: gains/losses on investment securities and partnership investments	(1,336)	(477)	(1,046)	(3,128)	(2,899)
(L)	Less: depreciation - leased equipment	(6,565)	(6,296)	(5,570)	(18,541)	(16,115)
(M)	Total net revenue (GAAP) (F+J)	72,821	69,997	65,359	209,852	192,865
(N)	Total net revenue - adjusted (G+J–K–L)	65,361	63,682	59,193	189,543	175,222
(O)	Noninterest expense (GAAP)	44,460	41,105	41,145	126,684	121,884
(L)	Less:depreciation - leased equipment	(6,565)	(6,296)	(5,570)	(18,541)	(16,115)
(P)	Less: contribution expense limited to gains on investment securities in (K)	—	—	—	(462)	—
(Q)	Noninterest expense - adjusted (O–L–P)	37,895	34,809	35,575	107,681	105,769
	Efficiency ratio (GAAP-derived) (O/M)	61.05%	58.72%	62.95%	60.37%	63.20%
	Efficiency ratio - adjusted (Q/N)	57.98%	54.66%	60.10%	56.81%	60.36%

		End of Period
		September 30,	June 30,	September 30,
		2017	2017	2016
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(R)	Total common shareholders’ equity (GAAP)	$710,497	$699,202	$670,259
(S)	Less: goodwill and intangible assets	(83,795)	(83,848)	(84,244)
(T)	Total tangible common shareholders’ equity (R–S)	$626,702	$615,354	$586,015
(U)	Total assets (GAAP)	5,806,735	5,687,230	5,447,911
(S)	Less: goodwill and intangible assets	(83,795)	(83,848)	(84,244)
(V)	Total tangible assets (U–S)	$5,722,940	$5,603,382	$5,363,667
	Common equity-to-assets ratio (GAAP-derived) (R/U)	12.24%	12.29%	12.30%
	Tangible common equity-to-tangible assets ratio (T/V)	10.95%	10.98%	10.93%

Calculation of Tangible Book Value per Common Share
(R)	Total common shareholders’ equity (GAAP)	$710,497	$699,202	$670,259
(W)	Actual common shares outstanding	25,936,130	25,935,324	25,867,093
	Book value per common share (GAAP-derived) (R/W)*1000	$27.39	$26.96	$25.91
	Tangible common book value per share (T/W)*1000	$24.16	$23.73	$22.65

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